EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS
CELGENE CORPORATION:

We consent to the use of our report included herein and to the reference to our firm under the heading "EXPERTS" in the prospectus.





/s/ KPMG LLP
-----------------
KPMG LLP



Short Hills, New Jersey
February 9, 2000